Exhibit 10.1

Execution Version

INTERCREDITOR AGREEMENT

Dated as of April 20, 2021

among

PNC BANK, NATIONAL ASSOCIATION

as First Lien Representative and First Lien Collateral Agent for the First Lien Secured Parties,

UMB BANK, NATIONAL ASSOCIATION,

as Second Lien Representative for the Second Lien Secured Parties,

and

UMB BANK, NATIONAL ASSOCIATION,

as Second Lien Collateral Agent for the Second Lien Secured Parties,

and acknowledged and agreed to by

ION GEOPHYSICAL CORPORATION,

as the Company and the other

Grantors referred to herein

i

6.10	Effectiveness in Insolvency or Liquidation Proceedings	35
SECTION 7.	Reliance; Waivers; Etc.	35
7.1	Reliance	35
7.2	No Warranties or Liability	36
7.3	No Waiver of Lien Priorities	36
7.4	Obligations Unconditional	38
SECTION 8.	Miscellaneous	39
8.1	Integration/Conflicts	39
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	39
8.3	Amendments; Waivers	40
8.4	Information Concerning Financial Condition of the Grantors and their Subsidiaries	40
8.5	Subrogation	41
8.6	Application of Payments	42
8.7	Additional Debt Facilities	42
8.8	Submission to Jurisdiction; Certain Waivers	44
8.9	WAIVER OF JURY TRIAL	45
8.10	Notices	46
8.11	Further Assurances	46
8.12	Agency Capacities	46
8.13	GOVERNING LAW	47
8.14	Binding on Successors and Assigns	47
8.15	Section Headings	48
8.16	Counterparts	48
8.17	Authorization	48
8.18	No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	48
8.19	No Indirect Actions	48

EXHIBITS
Exhibit I	-	Joinder Agreement (Additional First Lien Debt)
Exhibit II	-	Joinder Agreement (Replacement First Lien Credit Agreement)
Exhibit III	-	Additional Debt Designation

ii

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated as of April 20, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent, as first lien representative for the First Lien Secured Parties (in such capacity and together with its successors in such capacity, and together with any Replacement First Lien Representative, the “First Lien Representative”) and collateral agent, (or the equivalent) for the First Lien Secured Parties (in such capacity and together with its successors in such capacity, and together with any Replacement First Lien Collateral Agent, the “First Lien Collateral Agent”), UMB BANK, NATIONAL ASSOCIATION, as trustee under the Indenture (as defined herein), as second lien representative for the Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Representative”), UMB BANK, NATIONAL ASSOCIATION, as collateral agent under the Indenture for the Second Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”), and each First Lien Representative and First Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged and agreed to by ION GEOPHYSICAL CORPORATION, a Delaware corporation (the “Company”) and the other Grantors referred to below Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

WHEREAS, the Company intends to issue 8.00% Senior Secured Second Priority Notes due 2025 (the “Second Lien Notes”) in an aggregate principal amount of $159,203,565 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Company, the guarantors party thereto, the Second Lien Representative and the Second Lien Collateral Agent;

WHEREAS, the Company and the other Grantors also intend to enter into the Second Lien Collateral Documents pursuant to which the Second Lien Collateral Agent will be granted a second priority security interest in the Second Lien Collateral, which security interest is subordinate to the security interest of the First Lien Representative; and

WHEREAS, the Company and the other Grantors have secured the First Lien Obligations under the First Lien Credit Agreement on a priority basis and, subject to such priority, intend to secure the Second Lien Obligations under the Indenture, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Collateral Documents, and the Secured Parties desire to enter into this Agreement to confirm their relative rights with respect to the Collateral as provided in this Agreement.

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the First Lien Representative (for itself and on behalf of the First Lien Secured Parties), the Second Lien Representative (for itself and on behalf of the Second Lien Secured Parties), and the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties), intending to be legally bound, hereby agree as follows:

SECTION 1.         Definitions.

1.1           Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Additional First Lien Collateral Agent” has the meaning set forth in the definition of “First Lien Collateral Agent”.

“Additional First Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company and/or any Grantor (other than the Initial First Lien Debt) which Indebtedness and guarantees are secured by the First Lien Collateral (or a portion thereof) on a basis senior to the Second Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each First Lien Document, each Second Lien Document, (ii) unless already a party with respect to that Series of Additional First Lien Debt, each of the First Lien Representative and the First Lien Collateral Agent for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 hereof and (B) the First Lien Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.14 thereof; provided, further, that, if such Indebtedness will be the initial Additional First Lien Debt incurred by the Company or any other Grantor after the date hereof, then the Grantors, the Initial First Lien Representative, the Initial First Lien Collateral Agent, the Second Lien Representative for such Indebtedness and the Second Lien Collateral Agent for such Indebtedness, shall have executed and delivered the First Lien Pari Passu Intercreditor Agreement and (iii) each of the other requirements of Section 8.7 shall have been complied with. The requirements of clause (i) shall be tested only as of (x) the date of execution of such Joinder Agreement, if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment. Additional First Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, and the First Lien Collateral Documents securing such Series of Additional First Lien Debt.

“Additional First Lien Obligations” means, with respect to any Series of Additional First Lien Debt,

(a)           principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional First Lien Debt, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents (other than in respect of any Indebtedness not constituting Additional First Lien Debt), and (c) any renewals or extensions of the foregoing.

“Additional First Lien Representative” has the meaning set forth in the definition of “First Lien Representative”.

“Additional First Lien Secured Parties” means, with respect to any Series of Additional First Lien Debt, the holders of such Indebtedness, the First Lien Representative with respect thereto, the First Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Grantor under any related Additional First Lien Documents and the holders of any other Additional First Lien Obligations secured by the First Lien Collateral Documents for such Series of Additional First Lien Debt.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common control with such Person or is a director or officer of such Person.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company or any other Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable First Lien Documents.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Legal Holiday.

“Cap Amount” has the meaning assigned to that term in the definition of First Lien Obligations.

“Collateral” means, at any time, all properties and assets at any time owned or acquired by the Company or any other Grantor in which the holders of First Lien Obligations under at least one Series of First Lien Obligations (or their Collateral Agents or Representatives), the holders of Second Lien Obligations (or their Collateral Agent or Representative) hold, or purport to hold, a security interest at such time (or, in the case of the First Lien Obligations, are deemed pursuant to Article II to hold a security interest), including any property subject to Liens granted pursuant to Section 6.1, and shall exclude any properties and assets in which any Collateral Agent is required to release its Liens pursuant to Section 5.1; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Borrower or any other Grantor thereafter acquires or reacquires such assets or properties.

“Collateral Agent” means any First Lien Collateral Agent, the Second Lien Collateral Agent, as the context may require.

“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Designated First Lien Collateral Agent” means (i) if at any time there is only one Series of First Lien Obligations with respect to which the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent for the First Lien Secured Parties in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time, as notified in writing to the Second Lien Representative and Second Lien Collateral Agent.

“Designated First Lien Representative” means (i) if at any time there is only one Series of First Lien Obligations with respect to which the Discharge of First Lien Obligations has not occurred, the First Lien Representative for the First Lien Secured Parties in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the First Lien Pari Passu Intercreditor Agreement) at such time, as notified in writing to the Second Lien Representative and Second Lien Collateral Agent.

“Designation” means a designation of Additional First Lien Indebtedness or Indebtedness under a Replacement First Lien Credit Agreement in substantially the form of Exhibit II attached hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge” means, with respect to any Series of First Lien Obligations or Second Lien Obligations, as the case may be, except to the extent otherwise provided in Section 5 6:

(a)           payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Indebtedness outstanding under the applicable First Lien Documents and constituting First Lien Obligations with respect to such Series of First Lien Obligations or the applicable Second Lien Documents and constituting Second Lien Obligations, as the case may be;

(b)           payment in full in cash of all Hedging Obligations constituting First Lien Obligations secured by the First Lien Collateral Documents or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c)           payment in full in cash of all other First Lien Obligations or Second Lien Obligations under the applicable First Lien Documents of such Series or the applicable Second Lien Documents, as the case may be, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)           termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations under such Series or Second Lien Obligations, as the case may be; and

(e)           termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event in an amount greater than 105% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the applicable First Lien Documents constituting First Lien Obligations of such Series

The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.6, the date on which the Discharge of each Series of First Lien Obligations has occurred; provided, that the Discharge of First Lien Obligations shall be deemed not to have occurred if a Replacement First Lien Credit Agreement is entered into.

“Discharge of Second Lien Obligations” means the date on which the Discharge of Second Lien Obligations has occurred.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a)           foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)           solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(c)           receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)           otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Documents or Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e)           the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under any of the First Lien Documents or the Second Lien Documents with the consent of the applicable First Lien Collateral Agent or Second Lien Collateral Agent.

“Excess First Lien Obligations” means any Obligations that would constitute First Lien Obligations if not for the Cap Amount.

“Excluded Assets” has the meaning given to such term in the Indenture as in effect on the date hereof.

“First Lien Collateral” means any “Collateral” as defined in any First Lien Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Secured Party.

“First Lien Collateral Agent” means (i) in the case of any Initial First Lien Obligations or the Initial First Lien Secured Parties, the Initial First Lien Representative, acting in the capacity of a collateral agent under the First Lien Collateral Documents, together with its successors in such capacity and (ii) in the case of any Additional First Lien Obligations and the Additional First Lien Secured Parties thereunder, the Person serving as collateral agent (or the equivalent) for such Additional First Lien Obligations and that is named as the First Lien Collateral Agent in respect of such Additional First Lien Obligations in the applicable Joinder Agreement (each, an “Additional First Lien Collateral Agent”).

“First Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable First Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected.

“First Lien Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of August 22, 2014, among, inter alios, the Company, the First Lien Representative, and the lenders party thereto, as the same may be further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and shall also include any Replacement First Lien Credit Agreement.

“First Lien Debt” means the Initial First Lien Debt and any Additional First Lien Debt.

“First Lien Documents” means the Initial First Lien Documents and any Additional First Lien Documents.

“First Lien Obligations” means the Initial First Lien Obligations and any Additional First Lien Obligations; provided, that if the sum of: (1) Indebtedness constituting principal outstanding under the First Lien Credit Agreement and all other First Lien Documents; plus (2) the aggregate face amount of any letters of credit issued and outstanding under the First Lien Credit Agreement and all other First Lien Documents (whether or not drawn, but without duplication of any amounts included in clause (1)), exceeds an aggregate principal amount equal to $75,000,000 (the “Cap Amount”), then only that portion of such Indebtedness and such aggregate face amount of letters of credit (on a pro rata basis based on the aggregate outstanding principal amount of such Indebtedness and face amount of letters of credit) equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations. For avoidance of doubt, (1) Hedging Obligations, (2) Bank Product Obligations, (3) costs, expenses, indemnities and other liabilities arising under the First Lien Documents and (4) accrued, unpaid interest, fees and premium accruing in respect of or attributable to the aggregate principal amount of the First Lien Obligations, which do not exceed the Cap Amount, including, without limitation, any interest and fees that accrue after the commencement by or against the Company or any Grantor of any Insolvency or Liquidation Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, including guarantees of the foregoing, shall be deemed First Lien Obligations and shall not be subject to the Cap Amount.

“First Lien Pari Passu Intercreditor Agreement” means an agreement among each First Lien Representative and each First Lien Collateral Agent allocating rights among the various Series of First Lien Obligations.

“First Lien Representative” means (i) in the case of the Initial First Lien Obligations or the Initial First Lien Secured Parties, the Initial First Lien Representative and (ii) in the case of any Additional First Lien Obligations and the Additional First Lien Secured Parties thereunder, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the First Lien Representative in respect of such Additional First Lien Obligations in the applicable Joinder Agreement (each, an “Additional First Lien Representative”).

“First Lien Secured Parties” means the Initial First Lien Secured Parties and any Additional First Lien Secured Parties.

“Governmental Authority” means any federal, state local or foreign court or governmental department, authority, instrumentality, regulatory body or other agency.

“Grantors” means the Company and each Subsidiary which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means indebtedness in respect of borrowed money; for avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Hedging Obligations or Bank Product Obligations.

“Initial First Lien Agreement” means the First Lien Credit Agreement.

“Initial First Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial First Lien Documents.

“Initial First Lien Documents” means that certain Initial First Lien Agreement and the other “Loan Documents” as defined in the Initial First Lien Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial First Lien Obligations.

“Initial First Lien Obligations” means the “Obligations” as defined in the First Lien Credit Agreement.

“Initial First Lien Representative” has the meaning set forth in the introductory paragraph to this Agreement.

“Initial First Lien Secured Parties” means the “Secured Parties” as defined in the Initial First Lien Documents.

“Insolvency or Liquidation Proceeding” means:

(a)           any case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit I or Exhibit II hereto, as applicable, required to be delivered by an Additional First Lien Representative, an Additional First Lien Collateral Agent or a Replacement First Lien Collateral Agent or Replacement First Lien Representative to each other then-existing Representative and Collateral Agent pursuant to Section 8.7 hereof in order to include Additional First Lien Debt or a Replacement First Lien Credit Agreement hereunder and to become the First Lien Representative or First Lien Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Additional First Lien Secured Parties under such Additional First Lien Debt or the First Lien Secured Parties under such First Lien Debt.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“Obligations” means any principal (including reimbursement obligations with respect to loans, advances and letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Documents or the Second Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Option Triggering Event” means the occurrence of any one of the following events:  (a) the acceleration of all or any portion of the First Lien Obligations, (b) the occurrence of any Insolvency or Liquidation Proceeding with respect to any Grantor, (c) the suspension or cessation of the making of revolving loans under the First Lien Credit Agreement for ten (10) or more consecutive Business Days notwithstanding the existence of undrawn availability under the First Lien Credit Agreement sufficient to make such revolving loans, (d) the initiation of any Enforcement Action by the First Lien Representative or any First Lien Secured Party, or (e) the request by the First Lien Representative for the Second Lien Representative or Second Lien Collateral Agent to release its liens upon the Collateral after the occurrence of an Event of Default under the First Lien Credit Agreement.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness whether of the same principal amount or greater or lesser principal amount in exchange or replacement for such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement First Lien Collateral Agent” means, in respect of any Replacement First Lien Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement First Lien Credit Agreement.

“Replacement First Lien Credit Agreement” means any loan agreement, indenture or other agreement that (i) Refinances the First Lien Credit Agreement so long as, after giving effect to such Refinancing, the agreement that was the First Lien Credit Agreement immediately prior to such Refinancing is no longer secured, or required to be secured, by any of the First Lien Collateral and (ii) becomes the First Lien Credit Agreement hereunder by designation as such pursuant to Section 8,7.

“Replacement First Lien Representative” means, in respect of any Replacement First Lien Credit Agreement, the administrative agent, trustee or person serving in similar capacity under the Replacement First Lien Credit Agreement.

“Representative” means any First Lien Representative and/or the Second Lien Representative, as the context may require.

“Required Holders” means a majority of holders pursuant to the Indenture, or such other lower or greater amount required under the applicable “Note Documents” (as defined in the Indenture).

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of the Company or the applicable Grantor.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Collateral” means any “Collateral” as defined in any Second Lien Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Second Lien Document as security for any Second Lien Obligation and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Secured Party.

“Second Lien Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.

“Second Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Second Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected.

“Second Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Second Lien Documents. Second Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Grantor issued in exchange thereof.

“Second Lien Default” means any Event of Default under, and as defined in, any Second Lien Document.

“Second Lien Documents” means the Indenture and the other “Note Documents” as defined in the Indenture and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Second Lien Obligations.

“Second Lien Obligations” means the “Priority Lien Obligations” or the “Secured Obligations” or the “Second Lien Obligations”, as applicable and each as defined in the Second Lien Documents.

“Second Lien Representative” has the meaning set forth in the introductory paragraph to this Agreement.

“Second Lien Secured Parties” means the holders of the Second Lien Obligations, the Second Lien Collateral Agent and the Second Lien Representative.

“Secured Obligations” means the First Lien Obligations and/or the Second Lien Obligations, as the context may require.

“Secured Parties” means the First Lien Secured Parties and/or the Second Lien Secured Parties, as the context may require.

“Series” means, (x) with respect to First Lien Debt, all First Lien Debt represented by the same Representative acting in the same capacity and (y) with respect to First Lien Obligations, all such obligations secured by the same First Lien Collateral Documents.

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2          Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)           any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(c)           the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)           all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.        Lien Priorities.

2.1          Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law, the Second Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, hereby agrees that:

(a)           any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of any First Lien Representative, any First Lien Collateral Agent or any First Lien Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

(b)           any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Representative, the Second Lien Collateral Agent, any Second Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person; and

(c)           any Lien on the Collateral securing any Excess First Lien Obligations now or hereafter held by or on behalf of any First Lien Representative, any First Lien Collateral Agent, any First Lien Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Collateral securing any Second Lien Obligations.

It is acknowledged that, subject to the Cap Amount (as provided herein), (i) the aggregate amount of the First Lien Obligations may be increased from time to time pursuant to the terms of the First Lien Documents, (ii) a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) subject to Section 8.7(b), the First Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Liens securing the Second Lien Obligations hereunder or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties, the Second Lien Secured Parties.

2.2         Prohibition on Contesting Liens: No Marshalling.

2.2.1       Agreement of Secured Parties. The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party represented by it, and each First Lien Representative and each First Lien Collateral Agent, for itself and on behalf of each First Lien Secured Party represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the First Lien Secured Parties in the First Lien Collateral or by or on behalf of any of the Second Lien Secured Parties in the Second Lien Collateral, as the case may be, or the provisions of this Agreement.

2.2.2       Agreement of Second Lien Secured Parties. The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party represented by it, agrees that it (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Liens pari passu with, or to give any Second Lien Secured Party any preference or priority relative to, any Lien securing the First Lien Obligations with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations or First Lien Document, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral permitted under the First Lien Documents and this Agreement by any First Lien Secured Party or any First Lien Collateral Agent acting on their behalf, (iv) shall have no right to (A) direct any First Lien Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by any First Lien Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) except as permitted by this Agreement, will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any First Lien Collateral Agent or other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any First Lien Collateral Agent nor any other First Lien Secured Party shall be liable for, any action taken or omitted to be taken by the any First Lien Collateral Agent or other First Lien Secured Party with respect to any First Lien Collateral, (vi) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (vii) object to forbearance by any First Lien Collateral Agent or any First Lien Secured Party, and (viii) until the Discharge of First Lien Obligations, will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Representative, any First Lien Collateral Agent or any First Lien Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

2.3          No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a)          grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; or

(b)          grant or permit any additional Liens on any asset or property to secure any First Lien Obligations (other than an Excluded Asset) unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

If the Second Lien Representative, the Second Lien Collateral Agent or any Second Lien Secured Party shall hold any Lien on any assets or property of any Grantor securing any Second Lien Obligations that are not also subject to the first-priority Liens securing all First Lien Obligations under the First Lien Collateral Documents, such Second Lien Representative, Second Lien Collateral Agent or Second Lien Secured Party shall notify the Designated First Lien Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each First Lien Collateral Agent as security for the First Lien Obligations represented by it, such Second Lien Representative, Second Lien Collateral Agent and Second Lien Secured Parties shall be deemed to hold and have held such Lien for the benefit of each First Lien Representative, each First Lien Collateral Agent and the other First Lien Secured Parties as security for the First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any First Lien Representative, any First Lien Collateral Agent and/or the First Lien Secured Parties, the Second Lien Representative and the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure reimbursement obligations in respect of letters of credit without granting a Lien thereon to secure any other First Lien Obligations or any other Second Lien Obligations.

2.4         Similar Liens and Agreements. Except as provided in Section 2.3, except to the extent any asset constitutes an Excluded Asset, the parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be substantially identical. In furtherance of the foregoing and of Section 8.11, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by any First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents;

(b)           that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Section 2.3, shall be in all material respects the same forms of documents other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding First Lien Security Documents, and (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of the Second Lien Representative and/or the Second Lien Collateral Agent, and

(c)           that at no time shall there be (i) any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the First Lien Obligations or (ii) any Grantor that is an obligor in respect of the First Lien Obligations that is not also an obligor in respect of the Second Lien Obligations.

The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that (y) any Collateral constitutes an Excluded Asset, or (z) any Lien on any Second Lien Collateral is released pursuant to the terms of the Second Lien Documents, the Collateral securing the First Lien Obligations and the Second Lien Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

2.5         Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the First Lien Representatives, First Lien Collateral Agents or the First Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Representative, the Second Lien Collateral Agent or the Second Lien Secured Parties, each of which shall be the responsibility of the Company. The provisions of this Agreement are intended solely to govern the respective Lien priorities as among the First Lien Secured Parties and the Second Lien Secured Parties and such provisions shall not impose on the First Lien Representatives, First Lien Collateral Agents, the First Lien Secured Parties, the Second Lien Representative, the Second Lien Collateral Agent, the Second Lien Secured Parties, or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law. For the avoidance of doubt, and notwithstanding anything herein or in the Collateral Documents to the contrary, the Collateral Agents shall have no responsibility for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection or maintenance of any security interest granted pursuant to this Agreement or any Collateral Document.

SECTION 3.       Enforcement

3.1          Exercise of Remedies

(a)         Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Representative, the Second Lien Collateral Agent and the Second Lien Secured Parties:

(1)       will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral;

(2)       will not contest, protest or object to any foreclosure proceeding or action brought by any First Lien Representative, any First Lien Collateral Agent or any First Lien Secured Party or any other exercise by any First Lien Representative, any First Lien Collateral Agent or any First Lien Secured Party of any rights and remedies relating to the Collateral under the First Lien Documents or otherwise (including any Enforcement Action initiated by or supported by any First Lien Representative, any First Lien Collateral Agent or any First Lien Secured Party); and

(3)       will not object to (and will waive any and all claims with respect to) the forbearance by any First Lien Representative, any First Lien Collateral Agent or the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any First Lien Representative in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1.

(b)         Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Representatives, the First Lien Collateral Agents and the First Lien Secured Parties shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt (including debt related to any DIP Financing) in any sale, except that the Second Lien Representative shall have the credit bid rights set forth in Section 3.1(c)(5)), and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party; provided that any proceeds received by any First Lien Representative in excess of those necessary to achieve a Discharge of any First Lien Obligations are distributed in accordance with Section 4.1 hereof. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Representatives, First Lien Collateral Agents and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party and regardless of whether any such exercise is adverse to the interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)          Notwithstanding the foregoing, the Second Lien Representative, the Second Lien Collateral Agent and any Second Lien Secured Party may:

(1)      file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2)      take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Representative, any First Lien Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)      file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)      subject to Section 6.1(b), vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party may be inconsistent with the provisions of this Agreement;

(5)      bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any First Lien Representative, any First Lien Collateral Agent or any other First Lien Secured Party, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations; and

(6)      object to any proposed acceptance of Collateral by a First Lien Representative, a First Lien Collateral Agent or First Lien Secured Party pursuant to Section 9- 620 of the UCC.

The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(1) to the extent such Second Lien Representative or such Second Lien Collateral Agent and Second Lien Secured Parties represented by it are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 3.1(b) and this Section 3.1(c), the sole right of the Second Lien Representative, the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d)          Subject to Sections 3.1(a) and (c):

(1)      the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, agrees that such Second Lien Representative or such Second Lien Collateral Agent and such Second Lien Secured Parties represented by it will not take any action that would hinder any exercise of remedies under the First Lien Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)      the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, hereby waives any and all rights such Second Lien Representative or such Second Lien Collateral Agent or such Second Lien Secured Parties represented by it may have as a junior lien creditor or otherwise to object to the manner in which any First Lien Representative, any First Lien Collateral Agent or other First Lien Secured Party seeks to enforce or collect the First Lien Obligations or Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any First Lien Representative, any First Lien Collateral Agent or other First Lien Secured Party is adverse to the interest of any Second Lien Secured Party; and

(3)      the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any First Lien Representative, any First Lien Collateral Agent or any other First Lien Secured Party with respect to the Collateral as set forth in this Agreement and the First Lien Documents

(e)          Except as specifically set forth in this Agreement, the Second Lien Representative, the Second Lien Collateral Agent (each at the written direction of the Required Holders under the Indenture) and the other Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Second Lien Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) in the same manner as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f)           Nothing in this Agreement shall prohibit the receipt by the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Second Lien Secured Party of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any First Lien Representative, any First Lien Collateral Agent or other First Lien Secured Party may have with respect to the First Lien Collateral.

(g)          The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement.

3.2          Actions Upon Breach: Specific Performance.

(a)           If any Second Lien Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Second Lien Secured Party that relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Secured Parties, it being understood and agreed by the Second Lien Representative and the Second Lien Collateral Agent, on behalf of each Second Lien Secured Party represented by it, that (i) the First Lien Secured Parties’ damages from actions of any Second Lien Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each Second Lien Secured Party waives any defense that the Grantors and/or the First Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the First Lien Representatives and/or First Lien Collateral Agents may demand specific performance of this Agreement. The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Representative, any First Lien Collateral Agent or any other First Lien Secured Party. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any First Lien Representative or any First Lien Collateral Agent on behalf of itself and the First Lien Secured Parties represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

(b)          If any First Lien Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such First Lien Secured Party that relief against such First Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Second Lien Secured Parties, it being understood and agreed by each First Lien Representative and each First Lien Collateral Agent, on behalf of each First Lien Secured Party represented by it, that (i) the Second Lien Secured Parties’ damages from actions of any First Lien Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each First Lien Secured Party waives any defense that the Grantors, the Second Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Second Lien Representative and/or Second Lien Collateral Agent may demand specific performance of this Agreement. Each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the Second Lien Representative or any Second Lien Collateral Agent on behalf of itself and the Second Lien Secured Parties represented by it of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4.     Payments

4.1          Application of Proceeds.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by any First Lien Representative, any First Lien Collateral Agent or any First Lien Secured Party shall be applied by the Designated First Lien Collateral Agent and the other First Lien Collateral Agents or the First Lien Representatives, as applicable, to the First Lien Obligations in such order as specified in the relevant First Lien Documents and, if then in effect, the First Lien Pari Passu Intercreditor Agreement; provided, that any non-cash Collateral or non-cash proceeds may be held by the applicable First Lien Collateral Agent, in its discretion, as Collateral. To the extent any remedies are exercised by the Second Lien Representative or the Second Lien Collateral Agent for application towards the First Lien Obligations or the Second Lien Obligations in accordance with the terms hereof, the fees, costs and expenses (including counsel fees) of the Second Lien Representative and Second Lien Collateral Agent shall be paid pari passu with the payment of the fees, costs and expenses of the First Lien Representative and the First Lien Collateral Agent.

(b)          Upon the Discharge of First Lien Obligations, each First Lien Collateral Agent shall:

(1)        unless the Discharge of Second Lien Obligations has already occurred, deliver any proceeds of Collateral held by it to the Second Lien Collateral Agent, to be applied by the Second Lien Collateral Agent and the Second Lien Representative, as applicable, to the applicable Second Lien Obligations in such order as specified in the applicable Second Lien Collateral Documents;

(2)        [Reserved];

(3)        if the Discharge of Second Lien Obligations has already occurred, apply such proceeds of Collateral to any Excess First Lien Obligations in such order as specified in the relevant First Lien Documents, and

(4)        if there are no Excess First Lien Obligations, deliver such proceeds of Collateral to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same.

Without limiting the obligations of the Second Lien Secured Parties under Section 4.2 hereof, after the Discharge of First Lien Obligations, upon the Discharge of the Second Lien Obligations, the Second Lien Collateral Agent shall deliver any proceeds of Collateral held by it, (x) if there are any Excess First Lien Obligations, to the First Lien Collateral Agent, for application by the First Lien Collateral Agent to the Excess First Lien Obligations in such order as specified in the relevant First Lien Documents until the payment in full in cash of all Excess First Lien Obligations, and (y) if there are no such Excess First Lien Obligations, to the Grantors, their successors or assigns, or to whomever may be lawfully entitled to receive the same.

(c)          Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations (or the existence of any commitment to extend credit that would constitute First Lien Obligations) or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, Grantors or any of their subsidiaries, any Secured Party or any other person as a result of such determination.

4.2         Payments Over.

(a)          So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Second Lien Representative, Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral in contravention of this Agreement in all cases shall be segregated and held in trust and forthwith paid over to the Designated First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Representative, Second Lien Collateral Agent or any such other Second Lien Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b)          So long as the Discharge of First Lien Obligations has not occurred, if the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party shall receive Collateral or any distribution of money or other property in respect of the Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements. Any Lien received by the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party in respect of any of the Second Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

SECTION 5.       Other Agreements.

5.1          Releases.

(a)          If in connection with any Enforcement Action by any First Lien Representative or any First Lien Collateral Agent or any other exercise of any First Lien Representative’s or any First Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of First Lien Obligations, such First Lien Collateral Agent, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral or such First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties releases any Grantor from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released.

(1)       If in connection with any Enforcement Action or other exercise of rights and remedies by any First Lien Representative or any First Lien Collateral Agent, in each case prior to the Discharge of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such First Lien Collateral Agent releases its Lien on the property or assets of such Person then the Liens of the Second Lien Collateral Agent with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of such First Lien Collateral Agent.

(2)       The Second Lien Representative and the Second Lien Collateral Agent, for itself or on behalf of any Second Lien Secured Parties represented by it, shall promptly execute and deliver to the First Lien Representatives, First Lien Collateral Agents or such Grantor such termination statements, releases and other documents as any First Lien Representative, First Lien Collateral Agent or such Grantor may prepare and reasonably request, in writing, to effectively confirm the foregoing releases.

(b)          If any First Lien Collateral Agent, for itself or on behalf of any of the First Lien Secured Parties represented by it, releases any of its Liens on any part of the Collateral, or any First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties represented by it, releases any Grantor from its obligations under its guaranty of the First Lien Obligations, (including, without limitation) in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Documents and not expressly prohibited under the terms of the Second Lien Documents (other than in connection with an Enforcement Action or other exercise of any First Lien Representative’s and/or First Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.1(a) above), in each case other than in connection with, or following, the Discharge of First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Secured Parties represented by it, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party represented by it, shall promptly execute and deliver to the First Lien Representatives, the First Lien Collateral Agents or such Grantor such termination statements, releases and other documents as any First Lien Representative, First Lien Collateral Agent or such Grantor may prepare and reasonably request, in writing, to effectively confirm such release.

(c)          Until the Discharge of First Lien Obligations occurs, the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Representative, such Second Lien Collateral Agent and such Second Lien Secured Parties or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(d)          Until the Discharge of the First Lien Obligations occurs, to the extent that any First Lien Collateral Agent, any First Lien Representative or First Lien Secured Parties (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Secured Parties represented by it, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and the Second Lien Representative, for itself and for the Second Lien Secured Parties represented by it, shall be granted an additional guaranty, as the case may be.

(e)          In the event of a Discharge of the First Lien Obligations or a voluntary release of Liens securing the First Lien Obligations by the First Lien Secured Parties on all or substantially all of the Collateral (other than when such release occurs in connection with the First Lien Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Liens on such Collateral securing the Second Lien Obligations shall be made unless (A) consent to the release of such Liens securing the Second Lien Obligations has been given by the requisite percentage or number of the Second Lien Secured Parties at the time outstanding as provided for in the applicable Second Lien Documents and (B) the Company has delivered an officers’ certificate to the Designated First Lien Collateral Agent, the Second Lien Representative and the Second Lien Collateral Agent certifying that all such consents have been obtained and such release is otherwise authorized and permitted by the Second Lien Documents.

5.2          Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the Designated First Lien Collateral Agent for the benefit of the First Lien Secured Parties pursuant to the terms of the First Lien Documents and, if then in effect, the First Lien Pari Passu Intercreditor Agreement, (including for purposes of cash collateralization of letters of credit) and, thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties to the extent required under the Second Lien Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated First Lien Collateral Agent in accordance with the terms of Section 4.2. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy covering any of the Collateral, the Second Lien Collateral Agent or any other Second Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent and any such Second Lien Secured Party shall follow the instructions of the Designated First Lien Collateral Agent, or of the Grantors under the First Lien Documents to the extent the First Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement.

5.3          Amendments to First Lien Documents and Second Lien Documents.

(a)           Subject to Section 5.3(c), the First Lien Documents of any Series may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Debt of any Series may be Refinanced subject to Section 5.6 and 8.7, in each case, without notice to, or the consent of, the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party, all without affecting the lien subordination or other provisions of this Agreement, provided that any such amendment, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement.

(b)           The Second Lien Documents may be amended, supplemented or otherwise modified in accordance with their terms, in each case, without notice to, or the consent of, any First Lien Representative, any First Lien Collateral Agent or any other First Lien Secured Party, all without affecting the lien subordination or other provisions of this Agreement, to the extent the terms and conditions of such amendment, supplement, modification meet any applicable requirements set forth in the First Lien Documents; provided that any such amendment, supplement or modification is not inconsistent with the terms of this Agreement, as certified by the Company in an Officers’ Certificate (as defined in the Indenture) delivered to the Second Lien Representative and the Second Lien Collateral Agent.

(c)           In the event that prior to the Discharge of the First Lien Obligations any First Lien Collateral Agent or the applicable First Lien Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the applicable First Lien Collateral Agent, such First Lien Secured Parties, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Second Lien Collateral Document without the consent of the Second Lien Representative, Second Lien Collateral Agent or other Second Lien Secured Party and without any action by the Second Lien Representative, the Second Lien Collateral Agent, any other Second Lien Secured Party, the Company or any other Grantor, provided that:

(1)       no such amendment, waiver or consent shall have the effect of:

(A)      removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

(B)       imposing duties on, or adversely affecting the rights, immunities, indemnifications, protections and limitations of liability of, the Second Lien Collateral Agent or the Second Lien Representative without its prior written consent;

(C)       permitting other Liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 6 hereof; or

(D)       being prejudicial to the interests of the Second Lien Secured Parties to a greater extent than the First Lien Secured Parties (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)        notice of such amendment, waiver or consent will be given to the Second Lien Collateral Agent by the applicable First Lien Collateral Agent no later than 30 days after its effectiveness, provided that the failure to give such notice will not affect the effectiveness and validity thereof nor create any liability of the First Lien Collateral Agent.

5.4           Confirmation of Subordination in Collateral Documents. The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the Designated First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among ION Geophysical Corporation, the Grantors from time to time party thereto, PNC Bank, National Association, as First Lien Representative (as defined therein), PNC Bank, National Association, as First Lien Collateral Agent (as defined therein), UMB Bank, National Association, as trustee, as Second Lien Representative (as defined therein), UMB Bank, National Association, as Second Lien Collateral Agent (as defined therein), and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

5.5           Gratuitous Bailee/Agent for Perfection.

(a)           Each First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as gratuitous bailee for the Second Lien Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8- 106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Documents, the Second Lien Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of any First Lien Collateral Agent, such First Lien Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Second Lien Collateral Agent, subject to the terms and conditions of this Section 5.5.

(b)          No First Lien Collateral Agent shall have any obligation whatsoever to the other First Lien Secured Parties, the Second Lien Representative, the Second Lien Collateral Agent or the Second Lien Secured Parties to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of any First Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below.

(c)           No First Lien Collateral Agent or any other First Lien Secured Party shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Second Lien Representative or any other Second Lien Secured Party and the Second Lien Representative, the Second Lien Collateral Agent and the Second Lien Secured Parties hereby waive and release the First Lien Collateral Agents and the other First Lien Secured Parties from all claims and liabilities arising pursuant to any First Lien Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the First Lien Collateral Agents and the other First Lien Secured Parties, on the one hand, and the Second Lien Representative, the Second Lien Collateral Agent and the other Second Lien Secured Parties, on the other hand may, differ and the First Lien Collateral Agents and the other First Lien Secured Parties shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Representative, the Second Lien Collateral Agent or other Second Lien Secured Parties.

(d)          Upon the Discharge of First Lien Obligations, each First Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) unless the Discharge of Second Lien Obligations has not already occurred, to the Second Lien Collateral Agent, (y) if the Discharge of Second Lien Obligations has already occurred, to the Designated First Lien Collateral Agent to the extent Excess First Lien Obligations remain outstanding and (z) if there are no Excess First Lien Obligations, to the Company or to whomever may be lawfully entitled to receive the same.

(e)          Following the Discharge of First Lien Obligations, each First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent at the expense of the Company in connection with the Second Lien Collateral Agent obtaining a first-priority security interest in the Collateral.

5.6          When Discharge of Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation which Refinancing is permitted hereunder, by the First Lien Documents and by the Second Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the Replacement First Lien Representative and Replacement First Lien Collateral Agent in respect of such Refinancing each becomes a party to this Agreement in accordance with Section 8.7(b), the obligations under such Refinancing of the applicable First Lien Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Replacement First Lien Representative and the Replacement First Lien Collateral Agent under such new First Lien Documents shall be a First Lien Representative and First Lien Collateral Agent, respectively, for all purposes of this Agreement.

5.7          Purchase Option.

(a)           Notice of Exercise. Upon the occurrence and during the continuance of a Purchase Option Triggering Event, all or a portion of the Second Lien Secured Parties, acting as a single group, shall have the option at any time upon five (5) Business Days’ prior written notice to the First Lien Representative to purchase all, but not less than all, First Lien Obligations from the First Lien Secured Parties. Such notice from such Second Lien Secured Parties to the First Lien Representative shall be irrevocable.

(b)           Purchase and Sale. On the date specified by the relevant Second Lien Secured Parties in the notice contemplated by Section 5.7(a) above (which date shall not be more than twenty (20) Business Days after the receipt by the First Lien Representative of the notice of the relevant Second Lien Secured Parties’ election to exercise such option), the First Lien Secured Parties shall sell to the relevant Second Lien Secured Parties, and the relevant Second Lien Secured Parties shall purchase from the First Lien Secured Parties, all, but not less than all, First Lien Obligations, provided that, in connection with any such sale, the First Lien Representative and the First Lien Secured Parties shall retain all rights (i) to any Excess First Lien Obligations and to the Liens of the First Lien Representative and First Lien Collateral Agent in the Collateral securing Excess First Lien Obligations (subject to the lien priority set forth in Section 2.1) and (ii) to be indemnified or held harmless by the Grantors in accordance with the terms of the First Lien Documents.

(c)           Payment of Purchase Price. Upon the date of such purchase and sale of all but not less than all of the First Lien Obligations, the relevant Second Lien Secured Parties, or holders of the Second Lien Obligations, as the case may be, shall (i) pay to the First Lien Representative for the benefit of the First Lien Secured Parties as the purchase price for the First Lien Obligations, the full amount of all First Lien Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses, but excluding any prepayment premium, termination or similar fees), (ii) furnish cash collateral to the First Lien Representative in an amount equal to 105% of the aggregate amount available to be drawn under all letters of credit issued under the First Lien Credit Agreement and constituting part of the First Lien Obligations, (iii) furnish cash collateral to the First Lien Representative in an amount equal to 105% of the aggregate amount of Bank Product Obligations constituting part of the First Lien Obligations, and (iv) subject to Section 8.12, agree to indemnify and hold harmless the First Lien Representative with respect to the purchase of the First Lien Obligations from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the First Lien Obligations as a direct result of any acts by any Second Lien Secured Party occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the First Lien Representative may designate in writing for such purpose. In addition, upon the date of such purchase and sale (x) if the Second Lien Representative shall so request, the First Lien Representative and First Lien Collateral Agent shall resign as agent (including as collateral agent and as administrative agent), if then applicable, under the First Lien Credit Agreement and (y) the First Lien Representative and the Second Lien Representative shall modify this Agreement on terms reasonably satisfactory to each of them, including without limitations terms relating to lien priority set forth in Section 2.1, restrictions on rights to initiate and continue an Enforcement Action and application of proceeds of Collateral pursuant to an Enforcement Action.

(d)          Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the First Lien Representative or the First Lien Secured Parties and without recourse of any kind, except that each First Lien Secured Party shall represent and warrant: (i) the amount of the First Lien Obligations being purchased from such First Lien Secured Party, (ii) that such First Lien Secured Party owns the First Lien Obligations that such First Lien Secured Party is selling to the Second Lien Secured Parties, free and clear of any Liens or encumbrances and (iii) that such First Lien Secured Party has the right to assign the First Lien Obligations that such First Lien Secured Party is selling to the Second Lien Secured Parties, and the assignment is duly authorized.

(e)           Loan Party Consent.  Each Grantor irrevocably consents to any assignment effected to one or more Second Lien Secured Parties pursuant to, and in accordance with, this Section 5.7 as in effect on the date hereof and agrees that (i) each such Second Lien Secured Party shall be deemed to be a “Permitted Assignee,” as such term is defined in the First Lien Credit Agreement and (ii) no further consent from such Grantor shall be required in respect of such assignment pursuant to, and in accordance with, this Section 5.7 as in effect on the date hereof.

SECTION 6.        Insolvency or Liquidation Proceedings.

6.1          Finance and Sale Issues.

(a)           Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any First Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which such First Lien Representative, such First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to any First Lien Representative) and to the extent the Liens securing the First Lien Obligations are discharged, subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Designated First Lien Representative or to the extent permitted by Section 6.3); provided that the aggregate principal amount of the DIP Financing, when taken together with any remaining First Lien Obligations, shall not exceed an amount equal to 110% of the aggregate principal amount of First Lien Obligations outstanding immediately prior to the commencement of such Insolvency or Liquidation Proceeding, and the Second Lien Representative and the other Second Lien Secured Parties retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.

No Second Lien Secured Party may provide DIP Financing to the Company or any other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations. The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, agree that they will not seek consultation rights in connection with, and will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite First Lien Secured Parties have consented to such sale, liquidation or other disposition. The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite First Lien Secured Parties have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Second Lien Secured Parties will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Second Lien Secured Parties under Section 363(k) of the Bankruptcy Code.

(b)          The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees that in any Insolvency or Liquidation Proceeding, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall propose, support or vote for any plan of reorganization or disclosure statement of the Company or any other Grantor unless such plan is accepted by the class of First Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all First Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization.

(c)          So long as the Discharge of First Lien Obligations has not occurred, without the express written consent of the First Lien Collateral Agent, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of First Lien Secured Parties or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose the payment to the First Lien Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

(d)          Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent for itself and on behalf of each other Second Lien Secured Party, agrees that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Collateral subject to an enforceable Lien in favor of the Second Lien Secured Parties or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the Designated First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoint the Designated First Lien Collateral Agent, and any officer or agent of the Designated First Lien Collateral Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 6.1(e) and taking any action and executing any instrument that the Designated First Lien Collateral Agent may deem necessary or advisable to accomplish the purposes of this Section 6 1(e), which appointment is irrevocable and coupled with an interest.

6.2          Relief from the Automatic Stay.

Until the Discharge of First Lien Obligations has occurred, the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Representatives or (ii) oppose (or support any other Person in opposing) any request by any First Lien Representative or First Lien Collateral Agent for relief from such stay.

6.3           Adequate Protection and Other Agreements.

(a)          The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees, that neither it nor any other Second Lien Secured Party will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting):

(1)       any request by any First Lien Representative, any First Lien Collateral Agent or other First Lien Secured Party for adequate protection under any Bankruptcy Law; or

(2)       any objection by any First Lien Representative, any First Lien Collateral Agent or other First Lien Secured Party to any motion, relief, action or proceeding based on such First Lien Representative, First Lien Collateral Agent or First Lien Secured Party claiming a lack of adequate protection.

(b)         Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding:

(1)       if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then the Second Lien Representative, on behalf of itself and any applicable Second Lien Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Lien Debt and such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Lien Debt are subordinated to the Liens securing First Lien Debt under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and

(2)       in the event the Second Lien Representative, on behalf of itself or any applicable Second Lien Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Lien Representative, on behalf of itself or each such Second Lien Secured Party, agrees that the First Lien Representative shall also be granted a senior Lien on such additional collateral as security for the applicable First Lien Debt and any such DIP Financing and that any Lien on such additional collateral securing the Second Lien Debt shall be subordinated to the Liens on such collateral securing the First Lien Debt and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Debt are subordinated to such Liens securing First Lien Debt under this Agreement.

(c)          The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties represented by it, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to such Second Lien Representative and Second Lien Collateral Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to such Second Lien Representative and Second Lien Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4          No Waiver.

Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit any First Lien Representative or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Representative or any other Second Lien Secured Party, including the seeking by the Second Lien Representative or any other Second Lien Secured Party of adequate protection or the asserting by the Second Lien Representative or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Documents or otherwise.

6.5          Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid, whether received as a payment from the proceeds of Collateral or other security, enforcement of set off rights, or otherwise, in respect of First Lien Obligations (a “Recovery”), then such First Lien Secured Party shall be entitled to a reinstatement of its First Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Cap Amount was decreased in connection with such payment of the First Lien Obligations, the Cap Amount shall be increased to such extent.

6.6          Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor Secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7           Post-Petition Interest.

(a)           None of the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party shall oppose or seek to challenge any claim by any First Lien Representative, any First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the First Lien Collateral Agents on behalf of the First Lien Secured Parties on the Collateral or any other First Lien Secured Party’s Lien, without regard to the existence of the Liens of the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties on the Collateral.

(b)          None of any First Lien Representative, First Lien Collateral Agent or any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Representative, Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Secured Parties on the Collateral (after taking into account the value of the First Lien Obligations).

6.8          Waivers.

Until the Discharge of First Lien Obligations has occurred, the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it:

(a)          waives the right to make an election under, and any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding, and agrees not to object to, oppose, support any objection or take any other action to impede, the right of any First Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code, so long as such actions are not in express contravention of the terms of this Agreement; and

(b)          waives any right to serve and agrees that it will not serve on any official or ad hoc unsecured creditor committee or group of unsecured creditors in any Bankruptcy Case involving the Company or any of its Affiliates.

6.9          Separate Grants of Security and Separate Classification.

The Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, and each First Lien Representative and each First Lien Collateral Agent, for itself and on behalf of the First Lien Secured Parties represented by it, acknowledges and agrees that:

(a)           the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)          because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties):

(1)        the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the First Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Secured Parties, and

(2)        the Second Lien Representative and the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Secured Parties represented by it, hereby acknowledging and agreeing to turn over to the Designated First Lien Collateral Agent, for itself and on behalf of the First Lien Secured Parties, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.

6.10         Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 7.         Reliance; Waivers; Etc.

7.1           Reliance. Other than any reliance on the terms of this Agreement, each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties represented by it, acknowledges that it and such First Lien Secured Parties have, independently and without reliance on the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement. The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, acknowledges that it and such Second Lien Secured Parties have, independently and without reliance on any First Lien Representative, any First Lien Collateral Agent or any other First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2          No Warranties or Liability.

(a)           Each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties represented by it, acknowledges and agrees that no Second Lien Representative or other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Secured Parties will be entitled to manage and supervise their respective extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b)          The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, acknowledges and agrees that no First Lien Representative or other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c)          No Representative, the Collateral Agent or other Secured Parties shall have any duty to any other Representatives, the Agents or any of the other Secured Parties, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3          No Waiver of Lien Priorities.

(a)           No right of the First Lien Secured Parties, the First Lien Representatives, the First Lien Collateral Agents or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Secured Party, First Lien Representative or First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents, any of the Second Lien Documents, regardless of any knowledge thereof which any other First Lien Representative, First Lien Collateral Agent or any First Lien Secured Party, or any of them, may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Documents and subject to the provisions of Section 1.1(a)), the First Lien Secured Parties, the First Lien Representatives, the First Lien Collateral Agents and any of them may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party, without incurring any liabilities to the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party, and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1)        change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty of any of the First Lien Obligations or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any First Lien Representative, any First Lien Collateral Agent or any of the other First Lien Secured Parties, the First Lien Obligations or any of the First Lien Documents;

(2)        sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to any of the First Lien Secured Parties, the First Lien Representatives or the First Lien Collateral Agents, or any liability incurred directly or indirectly in respect thereof;

(3)        settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(4)        exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c)           Except as otherwise expressly provided herein, the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, also agrees that the First Lien Secured Parties, the First Lien Representatives and the First Lien Collateral Agents shall have no liability to such Second Lien Representative, such Second Lien Collateral Agent or any such Second Lien Secured Parties, and such Second Lien Representative and such Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, hereby waives any claim against any First Lien Secured Party, any First Lien Representative or any First Lien Collateral Agent arising out of any and all actions which the First Lien Secured Parties, any First Lien Representative or any First Lien Collateral Agent may take or permit or omit to take with respect to:

(1)        the First Lien Documents (other than this Agreement);

(2)        the collection of the First Lien Obligations; or

(3)        the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.

The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, agrees that the First Lien Secured Parties, the First Lien Representatives and the First Lien Collateral Agents have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)          Until the Discharge of First Lien Obligations, the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, agree not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any First Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4          Obligations Unconditional.

(a)           All rights, interests, agreements and obligations of the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Secured Parties, the Second Lien Representative, the Second Lien Collateral Agent and the other Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(b)           any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(c)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(d)          any exchange, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(e)          the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(f)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of any First Lien Representative, any First Lien Collateral Agent, the First Lien Obligations, any First Lien Secured Party, the Second Lien Representative, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Secured Party in respect of this Agreement.

SECTION 8.         Miscellaneous.

8.1           Integration/Conflicts. This Agreement, the First Lien Documents and the Second Lien Documents represent the entire agreement of the Grantors, the First Lien Secured Parties and the Second Lien Secured Parties with respect to the subject matter hereof and thereof, and supercede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the First Lien Secured Parties or the Second Lien Secured Parties relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

8.2           Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to the Second Lien Representative or any other Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon. The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)           with respect to any First Lien Representative and any First Lien Collateral Agent, the First Lien Secured Parties represented by it and their First Lien Obligations, on the date on which no First Lien Obligations of such First Lien Secured Parties are any longer Secured by, or required to be secured by, any of the First Lien Collateral pursuant to the terms of the applicable First Lien Documents, subject to the rights of the First Lien Secured Parties under Section 6.5; and

(b)           with respect to the Second Lien Representative and the Second Lien Collateral Agent, the Second Lien Secured Parties represented by it and their Second Lien Obligations, on the date on which no Second Lien Obligations of such Second Lien Secured Parties are any longer secured by, or required to be secured by, any of the Second Lien Collateral pursuant to the terms of the applicable Second Lien Documents.

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3          Amendments; Waivers.

(a)           No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

(b)           Notwithstanding the foregoing, without the consent of any First Lien Secured Party or Second Lien Secured Party, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.7 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the First Lien Secured Parties and First Lien Obligations or Additional First Lien Secured Parties or Additional First Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(c)           Notwithstanding the foregoing, without the consent of any other Representative, Collateral Agent or First Lien Secured Party, the First Lien Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any First Lien Obligations or Additional First Lien Obligations in compliance with this Agreement.

8.4          Information Concerning Financial Condition of the Grantors and their Subsidiaries. The First Lien Representatives, the First Lien Collateral Agents and the First Lien Secured Parties, and the Second Lien Secured Parties, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Except as set forth in Section 4.1(b), none of the First Lien Representatives, the First Lien Collateral Agents, the other First Lien Secured Parties, the Second Lien Representative, the Second Lien Collateral Agent or the other Second Lien Secured Parties shall have a duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise.

(a)           In the event the First Lien Representatives, the First Lien Collateral Agents or any of the other First Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Representative, the Second Lien Collateral Agent or any other Second Lien Secured Party, it or they shall be under no obligation:

(1)               to make, and the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Secured Parties, shall not make, and shall be deemed not to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(2)               to provide any additional information or to provide any such information on any subsequent occasion;

(3)               to undertake any investigation; or

(4)               to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b)          In the event the Second Lien Representatives, the Second Lien Collateral Agents or any of the other Second Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Representative, the First Lien Collateral Agent or any other First Lien Secured Party, it or they shall be under no obligation:

(1)               to make, and the Second Lien Representatives, the Second Lien Collateral Agents and the other Second Lien Secured Parties, shall not make, and shall be deemed not to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(2)               to provide any additional information or to provide any such information on any subsequent occasion;

(3)               to undertake any investigation; or

(4)               to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5           Subrogation.

With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Representative, the Second Lien Collateral Agent or the other Second Lien Secured Parties pays over to any of the First Lien Representatives, the First Lien Collateral Agents or the other First Lien Secured Parties under the terms of this Agreement, such Second Lien Secured Parties, Second Lien Representative and Second Lien Collateral Agent shall be subrogated to the rights of such First Lien Representatives, First Lien Collateral Agents and First Lien Secured Parties; provided that the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company and the other Grantors each acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Representative, Second Lien Collateral Agent or other Second Lien Secured Party that are paid over to any First Lien Representative, First Lien Collateral Agent or other First Lien Secured Party pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6          Application of Payments.

All payments received by any First Lien Representative, First Lien Collateral Agent or other First Lien Secured Party may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Documents. The Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, agrees to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7          Additional Debt Facilities.

(a)           To the extent, but only to the extent, permitted by the provisions of the First Lien Documents and the Second Lien Documents, the Company may (x) incur or issue and sell one or more series or classes of Indebtedness that the Company designates as Additional First Lien Debt or (y) incur Indebtedness under any Replacement First Lien Credit Agreement that is secured on an equal and ratable basis with the Liens securing the First Lien Obligations.

Any Indebtedness and other First Lien Obligations under any Replacement First Lien Credit Agreement may be secured by Liens on an equal and ratable basis, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Replacement First Lien Representative and Replacement First Lien Collateral Agent, acting on behalf of the holders of such First Lien Obligations, each becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) through (3) of paragraph (b) of this Section 8.7. Upon any Replacement First Lien Representative and Replacement First Lien Collateral Agent, as the case may be, so becoming a party hereto, all First Lien Obligations under any Replacement First Lien Credit Agreement shall also be entitled to be so secured by a senior Lien on the Collateral in accordance with the terms hereof and thereof.

Any such series or class of Additional First Lien Debt may be secured by a first-priority, superior Lien on the Collateral, in each case under and pursuant to the relevant First Lien Collateral Documents for such Series of Additional First Lien Debt, if and subject to the condition, unless such Indebtedness is part of an existing Series of Additional First Lien Debt represented by a First Lien Representative and First Lien Collateral Agent already party to this Agreement and the First Lien Pari Passu Intercreditor Agreement, the Additional First Lien Representative and Additional First Lien Collateral Agent of any such Additional First Lien Debt each becomes a party to this Agreement and the First Lien Pari Passu Intercreditor Agreement by satisfying the conditions set forth in clauses (1) through (3) of paragraph (b) of this Section 8.7. Upon any Additional First Lien Representative so becoming a party hereto and becoming a party to the First Lien Pari Passu Intercreditor Agreement in accordance with the terms thereof, all Additional First Lien Obligations of such Series shall also be entitled to be so secured by a superior Lien on the Collateral in accordance with the terms hereof and thereof.

(b)           In order for an Additional First Lien Representative and an Additional First Lien Collateral Agent, or, in the case of a Replacement First Lien Credit Agreement, in order for the Replacement First Lien Representative and the Replacement First Lien Collateral Agent in respect thereof, to become a party to this Agreement:

(1)               such Additional First Lien Representative and such Additional First Lien Collateral Agent or such Replacement First Lien Representative and such Replacement First Lien Collateral Agent shall have executed and delivered to each other then-existing Representative a Joinder Agreement substantially in the form of Exhibit I hereto (if such Representative is an Additional First Lien Representative and such Collateral Agent is an Additional First Lien Collateral Agent) or Exhibit II hereto (in the case of a Replacement First Lien Credit Agreement) (with such changes as may be reasonably approved by the First Lien Representative and such Representative and such Collateral Agent) pursuant to which such (x) such Additional First Lien Representative becomes a Representative hereunder, such Additional First Lien Collateral Agent becomes a Collateral Agent hereunder and the related First Lien Secured Parties become subject hereto and bound hereby or (y) Replacement First Lien Representative becomes the First Lien Representative hereunder, such Replacement First Lien Credit Agreement becomes the First Lien Credit Agreement hereunder and such First Lien Obligations and holders of such First Lien Obligations become subject hereto and bound hereby;

(2)               the Company shall have delivered a Designation to each other then-existing Collateral Agent substantially in the form of Exhibit III hereto, pursuant to which a Responsible Officer of the Company shall (A) identify the Indebtedness to be designated as Additional First Lien Obligations or First Lien Obligations, as applicable, and the initial aggregate principal amount of such Indebtedness, (B) specify the name and address of the applicable Additional First Lien Representative and Additional First Lien Collateral Agent or the Replacement First Lien Representative and Replacement First Lien Collateral Agent, (C) certify that such Additional First Lien Debt or First Lien Obligations are permitted to be incurred, secured and guaranteed by each First Lien Document and Second Lien Document and that the conditions set forth in this Section 8.7 are satisfied with respect to such Additional First Lien Debt or First Lien Obligations, as applicable, and (D) in the case of a Replacement First Lien Credit Agreement, expressly state that such agreement giving rise to the new Indebtedness satisfies the requirements of a Replacement First Lien Credit Agreement and is designated as a Replacement First Lien Credit Agreement; and

(3)               the Company shall have delivered to each other Collateral Agent true and complete copies of each of the First Lien Documents relating to such Additional First Lien Debt, or the Replacement First Lien Credit Agreement, as applicable, certified as being true and correct by a Responsible Officer of the Company.

(c)          The Additional First Lien Documents relating to such Additional First Lien Obligations shall provide that each of the applicable Secured Parties with respect to such Additional First Lien Obligations will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional First Lien Obligations.

(d)          Upon the execution and delivery of a Joinder Agreement by an Additional First Lien Representative and an Additional First Lien Collateral Agent or the Replacement First Lien Representative and the Replacement First Lien Collateral Agent, in each case, in accordance with this Section 8.7, each other Representative and Collateral Agent shall acknowledge receipt thereof by countersigning a copy thereof and returning the same to such Additional First Lien Representative and such Additional First Lien Collateral Agent or the Replacement First Lien Representative and the Replacement First Lien Collateral Agent, as the case may be; provided that the failure of any Representative or Collateral Agent to so acknowledge or return the same shall not affect the status of such Additional First Lien Obligations as Additional First Lien Obligations, or a Replacement First Lien Credit Agreement if the other requirements of this Section 8.7 are complied with.

(e)           With respect to any incurrence, issuance or sale of Indebtedness after the date hereof under the Additional First Lien Documents of a Series of Additional First Lien Debt whose Representative and Collateral Agent is already each a party to this Agreement or First Lien Pari Passu Intercreditor Agreement, as applicable, the requirements of Section 8.7(b) shall not be applicable and such Indebtedness shall automatically constitute Additional First Lien Debt so long as (i) such Indebtedness is permitted to be incurred, Secured and guaranteed by each First Lien Document and Second Lien Document and (ii) the provisions of paragraph (c) above have been complied with; provided, further, however that with respect to any such Indebtedness incurred, issued or sold pursuant to the terms of any Additional First Lien Documents of such existing Series of Additional First Lien Debt as such terms existed on the date the Representative and Collateral Agent for such Series of Additional First Lien Debt executed the Joinder Agreement, the requirements of clause (i) of this paragraph (e) shall be tested only as of (x) the date of execution of such Joinder Agreement, if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

8.8          Submission to Jurisdiction; Certain Waivers. Each of the Company, each other Grantor, and each Representative and each Collateral Agent, on behalf of itself and the applicable Secured Parties for whom it is acting, hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)          agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)          agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other First Lien Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other First Lien Document or Second Lien Document against such Grantor or any of its assets in the courts of any jurisdiction;

(d)          waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in paragraph (a) of this Section 8.8 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)          consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.10 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law); provided, however, that this Section 8.8(e) shall not apply to the Second Lien Representative or the Second Lien Collateral Agent;

(f)           agrees that service as provided in paragraph (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; provided, however, that this Section 8.8(f) shall not apply to the Second Lien Representative or the Second Lien Collateral Agent and

(g)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.9          WAIVER OF JURY TRIAL. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT OR SECOND LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FIRST LIEN DOCUMENTS AND SECOND LIEN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES IT JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.10          Notices. All notices to the Second Lien Secured Parties and the First Lien Secured Parties permitted or required under this Agreement shall be sent to the Second Lien Representative and the applicable First Lien Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.11          Further Assurances. Each First Lien Representative and each First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties represented by it, the Second Lien Representative and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Secured Parties represented by it, and the Company and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any First Lien Representative and First Lien Collateral Agent or the Second Lien Representative and Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.12          Agency Capacities. Except as expressly provided herein, PNC is acting in the capacity of First Lien Representative solely for the First Lien Secured Parties. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Secured Parties under the First Lien Documents or Second Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement. UMB Bank, National Association (“UMB”), is entering into this Agreement not in its individual or corporate capacity but solely in its capacity as trustee and collateral agent under the Indenture. All the rights, powers, protections, immunities and indemnities afforded to the trustee and collateral agent, respectively, under the Indenture shall be applicable to UMB as the Second Lien Representative and the Second Lien Collateral Agent, respectively, hereunder. Neither the Second Lien Representative nor the Second Lien Collateral Agent shall have any obligation to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, the obligations of the Second Lien Representative or Second Lien Collateral Agent to indemnify, compensate or reimburse any other party, including the First Lien Representative, under the terms of this Agreement, shall be (i) an obligation of the Second Lien Representative or Second Lien Collateral Agent solely in their capacity as trustee or collateral agent, respectively, under the Second Lien Documents; and (ii) limited solely to the funds available to it under the Second Lien Documents at any point in time. The obligation of the Second Lien Representative or Second Lien Collateral Agent to indemnify, or reimburse or pay any amounts, under the terms of this Agreement shall not be an obligation of UMB, in its individual or corporate capacity. Notwithstanding anything in this Agreement to the contrary, in no event shall the Second Lien Representative or the Second Lien Collateral Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Second Lien Representative or the Second Lien Collateral Agent have been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Second Lien Representative nor the Second Lien Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except as directed in writing by the Required Holders; provided, the Second Lien Representative and the Second Lien Collateral Agent shall each be entitled to refrain from any act or the taking of any action hereunder or from the exercise of any power or authority vested in it hereunder unless and until the Second Lien Representative or the Second Lien Collateral Agent, as applicable, shall have received instructions from the Required Holders, and if the Second Lien Representative or the Second Lien Collateral Agent deems necessary, satisfactory indemnity, and shall not be liable for any such delay in acting. Neither the Second Lien Representative nor the Second Lien Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Second Lien Representative or the Second Lien Collateral Agent to liability or that is contrary to any Collateral Documents or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to”, “approved by”, “acceptable to”, “as determined by”, “in the discretion of”, “selected by”, “requested by” the Second Lien Representative or the Second Lien Collateral Agent and phrases of similar import authorize and permit the Second Lien Representative or the Second Lien Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.

8.13          GOVERNING LAW. THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

8.14          Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Representatives, the First Lien Secured Parties, the other First Lien Secured Parties, the Second Lien Representative, the Second Lien Secured Parties, the other Second Lien Secured Parties, the Company and the other Grantors, and their respective successors and assigns. If any of the First Lien Representatives, the First Lien Collateral Agents, the Second Lien Representative or the Second Lien Collateral Agent resigns or is replaced pursuant to the First Lien Documents or the Second Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.15          Section Headings. Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.16          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.17          Authorization. By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.18          No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Secured Parties and the Second Lien Secured Parties. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Representatives, the First Lien Collateral Agents and the other First Lien Secured Parties, on one hand, and the Second Lien Representative, the Second Lien Collateral Agent and the other Second Lien Secured Parties, on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the First Lien Secured Parties, as among the Second Lien Secured Parties, and as among the First Lien Secured Parties, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the First Lien Pari Passu Intercreditor Agreement. Other than as set forth in Section 8 3, none of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.19          No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION, as First Lien Representative and First Lien Collateral Agent

By:	/s/ Brad Miller
Name: Brad Miller
Title: Vice President

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention Trina Barkley
Facsimile No.: (412) 705-2006

cc:

PNC Bank, National Association
2100 Ross Avenue, Suite 1850
Dallas, Texas 75201
Attention: Kayla Vaughan
Phone No.: (214) 871-1237
Facsimile No.: (214) 871-2015

 1

UMB BANK, NATIONAL ASSOCIATION, as Second Lien Representative

By:	/s/ Jacob H. Smith IV
Name: Jacob H. Smith IV
Title: Vice President

UMB Bank, National Association, 120 S. 6th Street, Suite 1400, Minneapolis, MN 55402 Facsimile No.: 612-337-7039 Attention: Jay Smith

UMB BANK, NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:	/s/ Jacob H. Smith IV
Name: Jacob H. Smith IV
Title: Vice President

UMB Bank, National Association, 120 S. 6th Street, Suite 1400, Minneapolis, MN 55402 Facsimile No.: 612-337-7039 Attention: Jay Smith

 1

Acknowledged and Agreed to by Grantors:

ION GEOPHYSICAL CORPORATION

By:	/s/ Michael Morrison
	Name:	Michael Morrison
	Title:	Executive Vice President and Chief Financial Officer

2105 CityWest Blvd., Suite 100

Houston, Texas 77042-2839

Attention: Chief Financial Officer

Phone: (281) 781-1046 Fax: (281) 879-3674

GX TECHNOLOGY CORPORATION

By:	/s/ Michael Morrison
	Name:	Michael Morrison
	Title:	Executive Vice President and Chief Financial Officer

2105 CityWest Blvd., Suite 100

Houston, Texas 77042-2839

Attention: Chief Financial Officer

Phone: (281) 781-1046 Fax: (281) 879-3674

ION EXPLORATION PRODUCTS (U.S.A.), INC.

By:	/s/ Michael Morrison
	Name:	Michael Morrison
	Title:	Vice President

2105 CityWest Blvd., Suite 100

Houston, Texas 77042-2839

Attention: Vice President

Phone: (281) 781-1046

Fax: (281) 879-3674

 2

I/O MARINE SYSTEMS, INC.

By:	/s/ Michael Morrison
	Name:	Michael Morrison
	Title:	Vice President

5200 Toler Street

Harahan, Louisiana 70123

Attention: Vice President

Phone: (281) 781-1046 Fax: (281) 879-3674 f

GX GEOSCIENCE CORPORATION, S. DE R.L. DE C.V.

By:	/s/ Michael Morrison
	Name:	Michael Morrison
	Title:	Vice President

2105 CityWest Blvd., Suite 100

Houston, Texas 77042-2839

Attention: Vice President

Phone: (281) 781-1046

Fax: (281) 879-3674

 3